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                                                              Exhibit (a)(29)

                               ING INVESTORS TRUST

             AMENDMENT #29 TO THE AMENDED AND RESTATED AGREEMENT AND
                              DECLARATION OF TRUST

                            EFFECTIVE: APRIL 28, 2006

     The undersigned being a majority of the trustees of ING Investors Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article VI, Sections 6.2 and 6.3 and Article XI, Section 11.4 of the Trust's Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to

1. Re-designate ING Quantitative Small Cap Value Portfolio to ING Disciplined Small Cap Value Portfolio and ING Salomon Brothers All Cap Portfolio to ING Legg Mason Partners All Cap Portfolio by amending the second sentence of Section 6.2 of the Declaration of Trust to read as follows:

     "The Series that have been established and designated as of the date first above written are as follows:

          ING AllianceBernstein Mid Cap Growth Portfolio
          ING American Funds Growth Portfolio
          ING American Funds Growth-Income Portfolio
          ING American Funds International Portfolio
          ING Capital Guardian Small/Mid Cap Portfolio
          ING Capital Guardian U.S. Equities Portfolio
          ING Disciplined Small Cap Value Portfolio
          ING Eagle Asset Capital Appreciation Portfolio
          ING EquitiesPlus Portfolio
          ING Evergreen Health Sciences Portfolio
          ING Evergreen Omega Portfolio
          ING FMR(SM) Diversified Mid Cap Portfolio
          ING FMR(SM) Earnings Growth Portfolio
          ING FMR(SM) Equity Income Portfolio
          ING FMR(SM) Small Cap Equity Portfolio
          ING Franklin Income Portfolio
          ING Global Real Estate Portfolio
          ING Global Resources Portfolio
          ING Goldman Sachs Tollkeeper(SM) Portfolio
          ING International Portfolio
          ING Janus Contrarian Portfolio
          ING JPMorgan Emerging Markets Equity Portfolio
          ING JPMorgan Small Cap Equity Portfolio
          ING JPMorgan Value Opportunities Portfolio

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          ING Julius Baer Foreign Portfolio
          ING Legg Mason Partners All Cap Portfolio
          ING Legg Mason Value Portfolio
          ING LifeStyle Aggressive Growth Portfolio
          ING LifeStyle Growth Portfolio
          ING LifeStyle Moderate Growth Portfolio
          ING LifeStyle Moderate Portfolio
          ING Limited Maturity Bond Portfolio
          ING Liquid Assets Portfolio
          ING Lord Abbett Affiliated Portfolio
          ING MarketPro Portfolio
          ING MarketStyle Growth Portfolio
          ING MarketStyle Moderate Portfolio
          ING MarketStyle Moderate Growth Portfolio
          ING Marsico Growth Portfolio
          ING Marsico International Opportunities Portfolio
          ING Mercury Large Cap Growth Portfolio
          ING Mercury Large Cap Value Portfolio
          ING MFS Mid Cap Growth Portfolio
          ING MFS Total Return Portfolio
          ING MFS Utilities Portfolio
          ING Oppenheimer Main Street Portfolio(R)
          ING PIMCO Core Bond Portfolio
          ING PIMCO High Yield Portfolio
          ING Pioneer Equity Income Portfolio
          ING Pioneer Fund Portfolio
          ING Pioneer Mid Cap Value Portfolio
          ING Stock Index Portfolio
          ING T. Rowe Price Capital Appreciation Portfolio
          ING T. Rowe Price Equity Income Portfolio
          ING Templeton Global Growth Portfolio
          ING UBS U.S. Allocation Portfolio
          ING Van Kampen Equity Growth Portfolio
          ING Van Kampen Global Franchise Portfolio
          ING Van Kampen Growth and Income Portfolio
          ING Van Kampen Real Estate Portfolio
          ING VP Index Plus International Equity Portfolio
          ING Wells Fargo Mid Cap Disciplined Portfolio
          ING Wells Fargo Small Cap Disciplined Portfolio"

     The foregoing shall be effective upon the date first written above.

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/s/ John V. Boyer                              /s/ Jock Patton
-----------------                              ---------------
John V. Boyer, as Trustee                      Jock Patton, as Trustee


/s/ Patricia Chadwick                          /s/ Sheryl Pressler
---------------------                          -------------------
Patricia Chadwick, as Trustee                  Sheryl Pressler, as Trustee


/s/ J. Michael Earley                          /s/ David W.C. Putnam
--------------------                           ---------------------
J. Michael Earley, as Trustee                  David W.C. Putnam, as Trustee


/s/ R. Barbara Gitenstein                      /s/ John G. Turner
-------------------------                      ------------------
R. Barbara Gitenstein, as Trustee              John G. Turner, as Trustee


/s/ Patrick Kenny                              /s/ Roger B. Vincent
-----------------                              --------------------
Patrick Kenny, as Trustee                      Roger B. Vincent, as Trustee


/s/ Walter H. May                              /s/ Richard A. Wedemeyer
-----------------                              ------------------------
Walter H. May, as Trustee                      Richard A. Wedemeyer, as Trustee


/s/ Thomas J. McInerney
-----------------------
Thomas J. McInerney, as Trustee